SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - July 28, 1997

                                 HSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Connecticut                001-13135          06-1475343
       (State or other              (Commission        (IRS Employer
 jurisdiction of incorporation)    File  Number)     Identification No.)

               One State Street, Hartford, Connecticut 06102-5024
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code - (860-722-1866)




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Item 5.  Other Events

On July 28, 1997, HSB Group Inc. (the Company) issued a press release announcing second quarter results and an increase in the share repurchase authorization and the October dividend. Included herewith as Exhibit 99 is the Company's press release related to this announcement and such information is incorporated herein by reference.

Item 7.  Exhibits.

99.  The Company's press release dated July 28, 1997.



























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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
     Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 HSB GROUP, INC.



     Dated:  July 28,  1997      /s/ R. Kevin Price
                                 R. Kevin Price
                                 Senior Vice President and Corporate
                                 Secretary



























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